UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 19, 2010	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submissions of Matters to a Vote of Security Holders

On October 19, 2010 Parks! America, Inc. (the “Company”) held an annual meeting (the “Meeting”) of shareholders. At the Meeting, the shareholders (1) elected all seven (7) of the Company’s director nominees and (2) ratified the appointment of Silberstein Ungar, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010.

The following is a tabulation of the votes for each individual director nominee.

Director	For	Against	Abstain	Withheld	Unvoted
Dale Van Voorhis	31,589,354	17	552,299	8,083	150
Jon Laria	31,989,354	17	152,299	8,083	150
James Meikle	31,589,021	17	552,299	8,416	150
Jeff Lococo	31,819,354	17	322,299	8,083	150
Tristan Pico	29,417,687	17	152,299	2,579,750	150
Christopher Eastland	29,050,687	17	372,299	2,726,750	150
Charles Kohnen	31,989,354	17	152,299	8,083	150

The following is a tabulation of the votes cast for the ratification of the appointment of Silberstein Ungar, PLLC.

For	Against	Abstain	Withheld	Unvoted
37,163,729	430,025	8,187	0	1,068

There were no broker non-votes with respect to either proposal.

Item 9.01

Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2010

PARKS! AMERICA, INC.

By:     /s/ Dale Van Voorhis

Name: Dale Van Voorhis

            Chief Operating Office

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